EXHIBIT 99.1

HEICO Corporation Reports Fiscal 2009 First Quarter Results

1st Quarter '09 Diluted EPS of 42 Cents Up From 37 Cents in 1st Quarter '08; Net Income Up 12%; Net Sales Down Slightly as Airlines Reduce Capacity

HOLLYWOOD, Fla. and MIAMI, Feb. 24, 2009 (GLOBE NEWSWIRE) -- HEICO Corporation (NYSE:HEI-A) (NYSE:HEI) today reported that net income increased 12% to $11,317,000, or 42 cents per diluted share, for the first quarter of fiscal 2009, up from $10,086,000, or 37 cents per diluted share, for the first quarter of fiscal 2008.

Net sales totaled $130,437,000 in the first quarter of fiscal 2009, down 3% from $134,287,000 in the first quarter of fiscal 2008.

Operating income totaled $21,453,000 in the first quarter of fiscal 2009, compared to $23,230,000 in the first quarter of fiscal 2008.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI-A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI-A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Laurans A. Mendelson, HEICO's Chairman, President and CEO, commenting on the Company's first quarter results stated, "Despite a slight decline in net sales, our first quarter net income increased 12%. The effects of the deepening global recession impacted both of our business segments in the first quarter of fiscal 2009. Our Flight Support Group reported net sales of $99.6 million, down 3% from the first quarter of fiscal 2008, and our Electronic Technologies Group reported net sales of $31.0 million, also down 3% from the first quarter of fiscal 2008.

Based on current market forecasts of global airline capacity reductions in 2009 within a range of 0% to -5% and forecasted MRO spending reductions in the range of 5% to 10% as the industry cuts capacity and conserves cash, we expect our Flight Support Group to face continuing challenges. Typically in downturns such as the current one, our market share expands and more customers become committed to our cost saving offerings. Although it does not happen instantly, we believe that our medium and long-term growth are enhanced in difficult times.

Within our Electronic Technologies Group, we are seeing continued strength in our defense related businesses, including space and homeland security products, but continuing weakness in customer demand for some of our electronics products, including demand from medical equipment end-markets.

Despite the challenges, we will remain true to our principles of growth driven primarily through development of new products and services. While we are aggressively pursuing cost efficiencies and cost reductions, we actually increased new product development spending in the first quarter of fiscal 2009 approximately $600,000, or 15%, over the first quarter of fiscal 2008.

We are also pleased to report that the IRS completed its audit relating to the Company's qualified research and development tax credit claimed for fiscal years 2002 through 2005. The audit settlement resulted in an increase in net income of $1.1 million, or $.04 per diluted share, in the first quarter of fiscal 2009.

Operating margins of the Flight Support Group were 15.7% in the first quarter of fiscal 2009 versus 18.5% in the first quarter of fiscal 2008, principally reflecting the impact of the lower sales volume and higher research and development spending. Operating income of the Flight Support Group totaled $15.6 million in the first quarter of fiscal 2009 versus $18.9 million in the first quarter of fiscal 2008.

Operating income of the Electronic Technologies Group totaled $8.5 million for the first quarter of 2009, up from $7.2 million in the first quarter of fiscal 2008. Operating margins of the Electronic Technologies Group improved to 27.6% for the first quarter of 2009 versus 22.5% for the first quarter of fiscal 2008, reflecting a favorable product mix.

Consolidated operating margins equaled 16.4% for the first quarter of fiscal 2009, down from 17.3% in the first quarter of fiscal 2008, principally as a result of the lower margins within the Flight Support Group.

Our cash flow and balance sheet remain strong. We continue to target fiscal 2009 cash flow from operating activities to approximate $75 to $80 million. Cash flow from operating activities for the first three months of fiscal 2009 totaled $5.2 million, compared to $9.8 million for the first three months of 2008. Our capital expenditures for fiscal 2009 should approximate $10 to $15 million.

As of January 31, 2009, the Company's debt to capital ratio was only 8.6%, with net debt (total debt less cash and cash equivalents) of $36.2 million, and we have no significant debt maturities until 2013.

In light of the currently forecasted airline capacity reductions and continuing weakness in demand for certain products of our Electronic Technologies Group, together with limited general economic visibility, we are updating our targeted fiscal 2009 full year diluted net income per share to be approximately flat with fiscal 2008 and net sales to a range of flat to down 5% when compared to fiscal 2008.

HEICO remains committed to acquire excellent businesses at fair prices and we are aggressively pursuing opportunities within both of our business segments. With our strong balance sheet and cash flow and an expanded credit facility, which we amended in May 2008, we expect to continue our successful acquisition strategy. Our fiscal 2009 targets do not include any future acquisitions.

As we face these near-term economic challenges and look beyond fiscal 2009, we continue to believe our commitment to develop new products and services, maintain the high quality of our products and services, focus on strategic acquisitions and maintain our conservative balance sheet will provide a proven foundation for growth. This is the same disciplined business model we have followed since 1990, a period over which HEICO has achieved a 20% CAGR in net income."

As previously announced, HEICO will hold a conference call on Wednesday, February 25, 2009 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: U.S. (888) 299-4099, Canada (866) 682-1172, International (302) 709-8337, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM20272 (or "8620272"). A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (402) 220-2946, and enter the Playback Passcode/Conference ID 20272#.

There are currently approximately 15.9 million shares of HEICO's Class A Common Stock (HEI-A) outstanding and 10.6 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to medical, telecommunication and electronic equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues; and HEICO's ability to maintain effective internal controls, which could adversely affect our business and the market price of our common stock. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 HEICO CORPORATION
 Condensed Consolidated Statements of Operations (Unaudited)

                                         Three Months Ended January 31,
                                         -----------------------------
                                             2009             2008
                                         ------------     ------------
 Net sales                               $130,437,000     $134,287,000
 Cost of sales                             86,533,000       87,458,000
 Selling, general and
  administrative expenses                  22,451,000       23,599,000
                                         ------------     ------------
 Operating income                          21,453,000       23,230,000
 Interest expense                            (195,000)        (862,000)
 Interest and other expense                   (47,000)        (116,000)
                                         ------------     ------------
 Income before income taxes and
  minority interests                       21,211,000       22,252,000
 Income tax expense                         5,860,000        7,580,000
                                         ------------     ------------
 Income before minority interests          15,351,000       14,672,000
 Minority interests' share of income        4,034,000        4,586,000
                                         ------------     ------------
 Net income                               $11,317,000(a)   $10,086,000
                                         ============     ============

 Net income per share:
  Basic                                          $.43             $.39
  Diluted                                        $.42             $.37

 Weighted average number of
  common shares outstanding:
  Basic                                    26,410,681       26,184,631
  Diluted                                  27,241,961       27,209,157

                                         Three Months Ended January 31,
                                         -----------------------------
                                             2009             2008
                                         ------------     ------------
 Operating segment information: -
  Net sales:
   Flight Support Group                   $99,562,000     $102,349,000
   Electronic Technologies Group           30,959,000       31,938,000
   Intersegment sales                         (84,000)              --
                                         ------------     ------------
                                         $130,437,000     $134,287,000
                                         ============     ============

 Operating income:
   Flight Support Group                   $15,641,000      $18,946,000
   Electronic Technologies Group            8,542,000        7,177,000
   Other, primarily corporate              (2,730,000)      (2,893,000)
                                         ------------     ------------
                                          $21,453,000      $23,230,000
                                         ============     ============

 HEICO CORPORATION
 Footnote to Condensed Consolidated Statements of Operations
 (Unaudited)

 -----------------

 (a) Fiscal 2009 net income reflects a settlement reached with the
     Internal Revenue Service ("IRS") concerning the income tax credit claimed by the Company on its U.S. federal filings for qualified research and development activities incurred during fiscal years
     2002 through 2005 as well as an aggregate reduction to the related reserve for fiscal years 2006 through 2008, which
     increased net income by approximately $1,083,000, or $.04 per diluted share.

 HEICO CORPORATION
 Condensed Consolidated Balance Sheets (Unaudited)

                                          January 31,      October 31,
                                             2009             2008
                                         ------------     ------------
 Cash and cash equivalents                 $4,383,000      $12,562,000
 Accounts receivable, net                  74,591,000       88,403,000
 Inventories, net                         140,428,000      132,910,000
 Prepaid expenses and
  other current assets                     21,646,000       17,635,000
                                         ------------     ------------
   Total current assets                   241,048,000      251,510,000
 Property, plant and equipment, net        59,970,000       59,966,000
 Goodwill                                 329,677,000      323,393,000
 Other assets                              41,683,000       41,673,000
                                         ------------     ------------
   Total assets                          $672,378,000     $676,542,000
                                         ============     ============

 Current maturities of long-term debt        $218,000         $220,000
 Other current liabilities                 59,746,000       81,008,000
                                         ------------     ------------
   Total current liabilities               59,964,000       81,228,000
 Long-term debt, net of
  current maturities                       40,328,000       37,381,000
 Deferred income taxes                     39,093,000       39,192,000
 Other non-current liabilities             20,019,000       17,003,000
                                         ------------     ------------
   Total liabilities                      159,404,000      174,804,000
 Minority interests in
  consolidated subsidiaries                83,657,000       83,978,000
 Shareholders' equity                     429,317,000      417,760,000
                                         ------------     ------------
   Total liabilities and
    shareholders' equity                 $672,378,000     $676,542,000
                                         ============     ============

 HEICO CORPORATION
 Condensed Consolidated Statements of Cash Flows (Unaudited)

                                         Three Months Ended January 31,
                                         -----------------------------
                                             2009             2008
                                         ------------     ------------
 Operating Activities:
  Net income                              $11,317,000      $10,086,000
  Depreciation and amortization             3,471,000        3,539,000
  Deferred income tax provision                87,000          856,000
  Minority interests' share of income       4,034,000        4,586,000
  Tax benefit from stock option exercises   2,139,000        6,285,000
  Excess tax benefit from stock
   option exercises                        (1,796,000)      (4,350,000)
  Decrease in accounts receivable          13,619,000        9,436,000
  Increase in inventories                  (7,830,000)        (777,000)
  Decrease in current liabilities         (18,417,000)     (18,789,000)
  Other                                    (1,418,000)      (1,028,000)
                                         ------------     ------------
   Net cash provided by
    operating activities                    5,206,000        9,844,000
                                         ------------     ------------

 Investing Activities:
  Acquisitions and related costs,
   net of cash acquired                   (12,784,000)     (12,190,000)
  Capital expenditures                     (2,616,000)      (2,812,000)
  Other                                        14,000           78,000
                                         ------------     ------------
   Net cash used in investing activities  (15,386,000)     (14,924,000)
                                         ------------     ------------

 Financing Activities:
  Borrowings on revolving credit
   facility, net                            3,000,000       11,000,000
  Excess tax benefit from
   stock option exercises                   1,796,000        4,350,000
  Proceeds from stock option exercises        322,000          824,000
  Cash dividends paid                      (1,585,000)      (1,312,000)
  Distributions to minority
   interest owners                         (1,390,000)      (2,000,000)
  Other                                       (45,000)         (20,000)
                                         ------------     ------------
   Net cash provided by
    financing activities                    2,098,000       12,842,000
                                         ------------     ------------

 Effect of exchange rate changes on cash      (97,000)        (114,000)
                                         ------------     ------------

 Net (decrease) increase in cash
  and cash equivalents                     (8,179,000)       7,648,000
 Cash and cash equivalents
  at beginning of year                     12,562,000        4,947,000
                                         ------------     ------------
 Cash and cash equivalents
  at end of period                         $4,383,000      $12,595,000
                                         ============     ============

CONTACT: HEICO Corporation
         Thomas S. Irwin
           (954) 987-4000 ext. 7560
         Victor H. Mendelson
           (305) 374-1745 ext. 7590